410 N. Michigan Ave. Chicago, Illinois 60611, U.S.A

News Announcement
For Immediate Release

Exhibit 99.1

Oil-Dri Announces Third Quarter and Year-to-Date Fiscal 2018 Results

CHICAGO-(June 8, 2018)-Oil-Dri Corporation of America (NYSE: ODC), producer and marketer of sorbent mineral products, announced today its third quarter and nine-month fiscal 2018 earnings.

	Third Quarter			Year to Date
	Ended April 30, 2018			Ended April 30, 2018

	F18	F17	Change	F18	F17	Change
Consolidated Results
Net Sales	$64,847,000	$64,745,000	N/A	$200,387,000	$196,531,000	2%
Net Income	$3,585,000	$3,211,000	12%	$5,539,000	$9,470,000	(42)%
Earnings per Diluted Share	$0.48	$0.44	9%	$0.75	$1.29	(42)%
Business to Business
Net Sales	$24,784,000	$24,159,000	3%	$79,226,000	$74,893,000	6%
Segment Operating Income	$7,556,000	$7,810,000	(3)%	$26,191,000	$25,033,000	5%
Retail and Wholesale
Net Sales	$40,063,000	$40,586,000	(1)%	$121,161,000	$121,638,000	N/A
Segment Operating Income	$2,223,000	$1,516,000	47%	$7,010,000	$5,996,000	17%

Daniel S. Jaffee stated, “Our business diversity and strategy to develop and support value-added products continues to prove effective. Net sales were an all-time record for the nine-month period.

The consolidated net income detailed above was significantly impacted by the one-time tax expense adjustment made to reflect the effect on deferred income tax assets under the 2017 Tax Cut and Jobs Act. The adjustment reduced tax expense by $1,095,000 for the third quarter and increased tax expense by $3,996,000 for the nine-month period. The adjustment effectively increased diluted net income by $0.15 per share in the third quarter and reduced diluted net income by $0.54 per share year-to-date.

Business to Business product groups showed strong performance for the nine-month period and increased net sales over the same period in fiscal 2017. Year-to-date net sales of Agsorb and Verge agricultural products improved 13% as a result of increased usage as synthetic and biological active ingredient carriers. Similarly, net sales of our fluids

Reagan B. Culbertson
Investor Relations Manager
Oil-Dri Corporation of America
InvestorRelations@oildri.com
(312) 321-1515

purification products improved 5% driven by strong sales of Ultra-Clear attapulgite granules used to refine jet fuel. Net sales of Amlan animal health products were 7% higher. The increase was primarily attributed to further adoption of Varium and
Calibrin-Z intestinal health products.

Within the Retail and Wholesale segment, sales for the quarter and the nine-month period were relatively flat while segment income was up 47% in the third quarter and 17% year-to-date. The use of more targeted promotional spending allowed for reduced advertising spending in both periods and accounted for profit improvement in the segment. At the end of this fiscal year, we expect overall advertising costs to be less than fiscal 2017.

Net sales of our private label lightweight cat litter continued to grow, up 79% year-to-date. We believe this represents continued consumer preference for high-quality, lightweight litter and is driving our increase in market share.

Our Cat’s Pride Litter for Good campaign continues to gain traction. To date, we have received over 8,400 shelter nominations and promised over 1,574,112 pounds of litter donations. We are excited to continue to watch these numbers grow over the remainder of fiscal 2018 and years to come.

In the third quarter, we elected to contribute an incremental $11.5 million to our pension plan before filing our 2017 income tax returns. This contribution was deductible at the previous 35% Federal tax rate and allowed us to recapture over $1 million of the negative tax rate impact discussed above. We believe the incremental contribution also will reduce our pension expense and Pension Benefit Guarantee Corporation insurance premiums not only for the quarter, but for years to come. The contribution reduced our cash and investment balances along with our long-term pension liability. To facilitate the payment, we utilized $6 million from our line of credit, which we anticipate paying back in the fourth quarter.

For more details on our financial results, tax adjustment and pension contribution, please review the Form 10-Q that was filed today and join us for our next earnings teleconference on June 11th. Call details are available on our website’s ‘Events’ page.”

###

Reagan B. Culbertson
Investor Relations Manager
Oil-Dri Corporation of America
InvestorRelations@oildri.com
(312) 321-1515

While Oil-Dri’s founding product was granular clay floor absorbents, it has since greatly diversified its portfolio. The Company’s mission to “Create Value from Sorbent Minerals” is supported by its wide array of consumer and business to business product offerings. In 2016, Oil-Dri celebrated its seventy-fifth year of business and looks forward to the next milestone.

The Company will host its third quarter fiscal 2018 earnings teleconference on Monday, June 11, 2018 and its fourth quarter teleconference on Monday, October 15, 2018. Both teleconferences will commence at 10:00 am, Central Time. Dial-in details will be communicated via web alert approximately one week prior to the calls.

“Oil-Dri”, “Amlan”, “Agsorb,” “Calibrin,” “Cat's Pride,” “Ultra-Clear,” “Varium,”and “Verge” are registered trademarks of Oil-Dri Corporation of America.“ Litter for Good” is a trademark of Oil-Dri Corporation of America.

Certain statements in this press release may contain forward-looking statements that are based on our current expectations, estimates, forecasts and projections about our future performance, our business, our beliefs, and our management’s assumptions. In addition, we, or others on our behalf, may make forward-looking statements in other press releases or written statements, or in our communications and discussions with investors and analysts in the normal course of business through meetings, webcasts, phone calls, and conference calls. Words such as “expect,” “outlook,” “forecast,” “would,” “could,” “should,” “project,” “intend,” “plan,” “continue,” “believe,” “seek,” “estimate,” “anticipate,” “may,” “assume,” or variations of such words and similar expressions are intended to identify such forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Such statements are subject to certain risks, uncertainties and assumptions that could cause actual results to differ materially including, but not limited to, the dependence of our future growth and financial performance on successful new product introductions, intense competition in our markets, volatility of our quarterly results, risks associated with acquisitions, our dependence on a limited number of customers for a large portion of our net sales and other risks, uncertainties and assumptions that are described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K and other reports we file with the Securities and Exchange Commission. Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, intended, expected, believed, estimated, projected or planned. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except to the extent required by law, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this press release, whether as a result of new information, future events, changes in assumptions, or otherwise.

Reagan B. Culbertson
Investor Relations Manager
Oil-Dri Corporation of America
InvestorRelations@oildri.com
(312) 321-1515

CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)
(unaudited)
	Third Quarter Ended April 30
	2018	% of Sales	2017	% of Sales
Net Sales	$64,847	100.0%	$64,745	100.0%
Cost of Sales	(47,104)	(72.6)%	(46,964)	(72.5)%
Gross Profit	17,743	27.4%	17,781	27.5%
Selling, General and Administrative Expenses	(14,629)	(22.6)%	(14,035)	(21.7)%
Operating Income	3,114	4.8%	3,746	5.8%
Interest Expense	(149)	(0.2)%	(233)	(0.4)%
Other Income	330	0.5%	255	0.4%
Income Before Income Taxes	3,295	5.1%	3,768	5.8%
Income Tax Benefit (Expense)	290	0.4%	(557)	(0.9)%
Net Income	$3,585	5.5%	$3,211	4.9%
Net Income Per Share:
Basic Common	$0.53		$0.48
Basic Class B Common	$0.40		$0.36
Diluted Common	$0.48		$0.44
Average Shares Outstanding:
Basic Common	5,037		5,022
Basic Class B Common	2,102		2,088
Diluted Common	7,222		7,164

	Nine Months Ended April 30
	2018	% of Sales	2017	% of Sales
Net Sales	$200,387	100.0%	$196,531	100.0%
Cost of Sales	(144,035)	(71.9)%	(138,900)	(70.7)%
Gross Profit	56,352	28.1%	57,631	29.3%
Selling, General and Administrative Expenses	(44,565)	(22.2)%	(45,252)	(23.0)%
Operating Income	11,787	5.9%	12,379	6.3%
Interest Expense	(549)	(0.3)%	(722)	(0.4)%
Other Income	967	0.5%	34	—%
Income Before Income Taxes	12,205	6.1%	11,691	5.9%
Income Tax Expense	(6,666)	(3.3)%	(2,221)	(1.1)%
Net Income	$5,539	2.8%	$9,470	4.8%
Net Income Per Share:
Basic Common	$0.82		$1.41
Basic Class B Common	$0.62		$1.06
Diluted Common	$0.75		$1.29
Average Shares Outstanding:
Basic Common	5,032		5,015
Basic Class B Common	2,099		2,081
Diluted Common	7,217		7,151

Reagan B. Culbertson
Investor Relations Manager
Oil-Dri Corporation of America
InvestorRelations@oildri.com
(312) 321-1515

CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)
(unaudited)

		As of April 30
		2018	2017
Current Assets
Cash and Cash Equivalents		$10,613	$13,603
Short-term Investments		14,297	18,700
Accounts Receivable, Net		32,566	31,969
Inventories		23,415	23,813
Prepaid Expenses (1)		6,241	9,992
Total Current Assets		87,132	98,077
Property, Plant and Equipment, Net		84,807	81,543
Other Assets (1)		26,071	32,433
Total Assets		$198,010	$212,053

Current Liabilities
Current Maturities of Notes Payable		$3,083	$3,083
Short-term borrowing		6,000	0
Accounts Payable		7,747	8,105
Dividends Payable		1,559	1,485
Accrued Expenses		17,330	20,098
Total Current Liabilities		35,719	32,771
Noncurrent Liabilities
Notes Payable		6,099	9,154
Other Noncurrent Liabilities		27,179	47,340
Total Noncurrent Liabilities		33,278	56,494
Stockholders' Equity		129,013	122,788
Total Liabilities and Stockholders' Equity		$198,010	$212,053

Book Value Per Share Outstanding		$18.09	$17.30

Acquisitions of:
Property, Plant and Equipment	Third Quarter	$3,683	$3,139
	Year To Date	$10,533	$10,418
Depreciation and Amortization Charges	Third Quarter	$3,164	$3,164
	Year To Date	$9,577	$9,553

(1) Prior year amounts have been retrospectively adjusted to conform to the current year presentation of current deferred income taxes required by new guidance under Accounting Standards Codification (“ASC”) 740, Balance Sheet Classification of Deferred Taxes.

Reagan B. Culbertson
Investor Relations Manager
Oil-Dri Corporation of America
InvestorRelations@oildri.com
(312) 321-1515

CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	For the Nine Months Ended
	April 30
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$5,539	$9,470
Adjustments to reconcile net income to net cash
provided by operating activities, net of acquisition:
Depreciation and Amortization	9,577	9,553
Decrease (Increase) in Accounts Receivable	35	(1,665)
Increase in Inventories	(783)	(617)
(Decrease) Increase in Accounts Payable	(888)	1,848
(Decrease) Increase in Accrued Expenses	(1,198)	627
(Decrease) Increase in Pension and Postretirement Benefits	(11,223)	1,133
Other (2)	1,730	684
Total Adjustments	(2,750)	11,563
Net Cash Provided by Operating Activities	2,789	21,033

CASH FLOWS FROM INVESTING ACTIVITIES
Capital Expenditures	(10,533)	(10,418)
Net Disposition (Purchase) of Investment Securities	9,375	(8,500)
Other	1,766	60
Net Cash Provided by (Used in) Investing Activities	608	(18,858)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal Payments on Long-Term Debt	(3,083)	(3,083)
Dividends Paid	(4,671)	(4,441)
Purchase of Treasury Stock	(27)	(135)
Proceeds from short-term borrowing	6,000	—
Other	—	398
Net Cash Used in Financing Activities	(1,781)	(7,261)

Effect of exchange rate changes on cash and cash equivalents	(98)	60

Net Increase (Decrease) in Cash and Cash Equivalents	1,518	(5,026)
Cash and Cash Equivalents, Beginning of Period	9,095	18,629
Cash and Cash Equivalents, End of Period	$10,613	$13,603

(2) Includes a $3,996 one-time adjustment to deferred tax assets required upon enactment of the 2017 Tax Cut and Jobs Act.

Reagan B. Culbertson
Investor Relations Manager
Oil-Dri Corporation of America
InvestorRelations@oildri.com
(312) 321-1515